Report of Independent Auditors

To the Board of Directors and Shareholders of Titan International, Inc.:

We have audited the accompanying consolidated balance sheets of Titan Europe plc and its subsidiaries as of 31 December 2011 and 2010, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Titan Europe plc and its subsidiaries at 31 December 2011 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Financial Accounting Standards Board and in conformity with International Financial Reporting Standards as adopted by the European Union.

/s/ PricewaterhouseCoopers LLP

Birmingham, United Kingdom
13 February 2013

TITAN EUROPE Consolidated income statement for the year ended 31 December 2011
		2011			2010
	Note	£	’000		£	’000
Revenue	4		492,521			355,202
Trading profit	4		33,047			14,064
Restructuring and rationalisation costs	5		(3,165)			(1,497)
Significant legal costs			(153)			(220)
Profit from operations	4		29,729			12,347
Net finance costs	6		(10,333)			(8,068)
Finance income/(charges)	7		45			(859)
Other finance charges	8		(1,460)			(1,443)
Net financing costs			(11,748)			(10,370)
Share of profit of associate and joint venture	18, 19		1,800			1,456
Gain on previously held interest in joint venture	17		1,863			–
Profit before income tax			21,644			3,433
Income tax charge	9		(4,012)			(807)
Profit for the year attributable to equity shareholders			17,632			2,626
Earnings per 40p ordinary share
Basic	10		20.56	p		3.16	p
Diluted	10		19.89	p		3.14	p

TITAN EUROPE Consolidated statement of comprehensive income for the year ended 31 December 2011
		2011		2010
	Note	£	’000	£	’000
Profit for the year			17,632		2,626
Other comprehensive (expense)/income
Hedge accounting on financial instruments
– current year gains/(losses)			257		(24)
– reclassification to income statement			(527)		(359)
Tax credit on hedge accounting on financial instruments	29		74		105
Net actuarial gains on pension liabilities	30		205		23
Tax on net actuarial gains on pension liabilities	29		(62)		–
Movement in translation adjustment			(8,057)		5,742
Other comprehensive (expense)/income, net of tax			(8,110)		5,487
Total comprehensive income for the period attributable to equity shareholders			9,522		8,113

TITAN EUROPE Consolidated balance sheet as at 31 December 2011
		2011		2010
	Note	£	’000	£	’000
ASSETS
Non-current assets
Property, plant and equipment	15		142,546		142,377
Intangible assets	16		56,999		53,608
Investments	17		12,237		17,129
Deferred taxes	29		31,634		37,392
Trade and other receivables	20		767		375
Total non-current assets			244,183		250,881
Current assets
Inventories	22		111,537		96,730
Trade and other receivables	20		85,682		81,535
Income tax recoverable			146		799
Cash and cash equivalents	23		40,262		30,488
Held for sale assets	21		1,210		2,341
Total current assets			238,837		211,893
Total assets			483,020		462,774
LIABILITIES
Non-current liabilities
Borrowings	28		109,663		106,674
Trade and other payables	24		2,213		2,422
Derivative financial instruments	27		4,068		2,569
Deferred taxes	29		12,527		19,183
Employee benefits	30		8,764		9,497
Provisions	31		2,495		814
Total non-current liabilities			139,730		141,159
Current liabilities
Borrowings	28		55,261		57,470
Trade and other payables	24		116,510		105,314
Current income tax liability			2,202		1,329
Derivative financial instruments	27		1,009		2,874
Employee benefits	30		1,484		1,731
Provisions	31		2,069		1,733
Total current liabilities			178,535		170,451
Total liabilities			318,265		311,610
Net assets			164,755		151,164
Equity and reserves
Issued share capital	32		34,921		33,192
Share premium account			79,241		77,248
Other reserves			6,458		6,458
Retained earnings			44,135		34,266
Total attributable to equity shareholders			164,755		151,164

TITAN EUROPE
Consolidated statement of changes in equity
for the year ended 31 December 2011

                                              Attributable to Equity holders of the Company
	Share capital £’000	Share premium account £’000	Other reserves £’000	Retained earnings			Total Equity £’000
				Retained earnings reserve £’000	Currency Hedging translation reserve reserve £’000 £’000
Year ended 31 December 2010
At 1 January 2010	33,192	77,248	6,458	5,297	(2,683)	22,962	142,474
Transactions with owners:
Credit in respect of employee share schemes	–	–	–	577	–	–	577
	––––––––	––––––––	––––––––	––––––––	––––––––––––––––		––––––––
	–	–	–	577	–	–	577
	––––––––	––––––––	––––––––	––––––––	––––––––––––––––		––––––––
Profit for the year	–	–	–	2,626	–	–	2,626
Other comprehensive income:
Movement in translation adjustment	–	–	–	–	–	5,742	5,742
Hedge accounting on financial instruments	–	–	–	–	(383)	–	(383)
Tax on hedge accounting on financial instruments	–	–	–	–	105	–	105
Actuarial gains on pension liabilities	–	–	–	23	–	–	23
Tax on actuarial gains for the year	–	–	–	–	–	–	–
	––––––––	––––––––	––––––––	––––––––	––––––––––––––––		––––––––
Total comprehensive income for the year	–	–	–	2,649	(278)	5,742	8,113
	––––––––	––––––––	––––––––	––––––––	––––––––––––––––		––––––––
At 31 December 2010	33,192	77,248	6,458	8,523	(2,961)	28,704	151,164
	–––––––– ––––––––	–––––––– ––––––––	–––––––– ––––––––	–––––––– ––––––––	–––––––– ––––––––––––––––	––––––––	–––––––– ––––––––
Year ended 31 December 2011
At 1 January 2011	33,192	77,248	6,458	8,523	(2,961)	28,704	151,164
Transactions with owners:
Proceeds from shares issued	1,729	–	–	–	–	–	1,729
Premium on shares issued	–	2,074	–	–	–	–	2,074
Costs associated with share issue	–	(81)	–	–	–	–	(81)
Credit in respect of employee share schemes	–	–	–	122	–	–	122
Deferred tax in respect of employee share schemes	–	–	–	225	–	–	225
	––––––––	––––––––	––––––––	––––––––	––––––––––––––––		––––––––
	1,729	1,993	–	347	–	–	4,069
	––––––––	––––––––	––––––––	––––––––	––––––––––––––––		––––––––
Profit for the year	–	–	–	17,632	–	–	17,632
Other comprehensive income:
Movement in translation adjustment	–	–	–	–	403	(8,460)	(8,057)
Hedge accounting on financial instruments	–	–	–	–	(270)	–	(270)
Tax on hedge accounting on financial instruments	–	–	–	–	74	–	74
Actuarial gains on pension liabilities	–	–	–	205	–	–	205
Tax on actuarial gains for the year	–	–	–	(62)	–	–	(62)
	––––––––	––––––––	––––––––	––––––––	––––––––––––––––		––––––––
Total comprehensive income for the year	–	–	–	17,775	207	(8,460)	9,522
	––––––––	––––––––	––––––––	––––––––	––––––––––––––––		––––––––
At 31 December 2011	34,921 ––––––––	79,241	6,458	26,645	(2,754)	20,244	164,755

Other reserves represent a capital contribution reserve which in the opinion of the directors is not distributable.

The hedging reserve represents the cumulative portion of gains and losses on hedging instruments deemed effective.

The currency translation reserve relates to exchange differences arising on the translation of the net assets of the Group’s foreign operations, from their functional currency into the Parent Company’s functional currency.

TITAN EUROPE Consolidated cash flow statement for the year ended 31 December 2011
		2011		2010
	Note	£	’000	£	’000
Profit for the year			17,632		2,626
Adjustments for:
Depreciation	15		16,403		16,187
Amortisation	16		944		967
Profit on sale of property, plant and equipment and other intangible assets			(187)		(986)
Impairment of held for sale assets	21		1,109		–
Net finance expense			11,100		10,606
Foreign exchange losses/(gains)			648		(236)
Share of profit of associate and joint venture			(1,800)		(1,456)
Income tax expense			4,012		807
Operating cash flow before changes in working capital and other non-cash changes			49,861		28,515
Increase in inventories			(15,256)		(11,481)
Increase in trade and other receivables			(2,914)		(22,797)
Increase in trade and other payables			11,826		38,688
Increase/(decrease) in provisions and employee benefits			905		(2,378)
Other non-cash changes			(3,413)		632
Cash generated from operations			41,009		31,179
Interest paid			(8,722)		(8,309)
Income taxes paid			(4,164)		(1,203)
Net cash generated from operating activities			28,123		21,667
Proceeds from sales of property, plant and equipment			1,438		586
Proceeds from sale of held for sale assets	21		10		4
Dividends received			302		219
Purchase of subsidiary undertaking net of cash acquired	38		(4,764)		–
Purchases of property, plant and equipment			(18,500)		(11,144)
Purchases of intangible assets			(536)		(196)
Net cash used in investing activities			(22,050)		(10,531)
Cash flows from financing activities
Proceeds from issue of share capital net of issue costs			3,722		–
New bank loans raised			14,893		7,051
Repayment of borrowings			(8,058)		(1,182)
Payment of finance lease liabilities			(3,322)		(2,911)
Net cash generated from financing activities			7,235		2,958
Net increase in cash and cash equivalents			13,308		14,094
Cash and cash equivalents at the beginning of the year			9,608		(5,422)
Effect of exchange rate fluctuations on cash held			(923)		936
Cash and cash equivalents at the end of the year	23		21,993		9,608

For the purposes of presenting the cash flow statement the components of cash and cash equivalents are offset. A reconciliation between the cash flow statement and the balance sheet presentation is shown in note 23.

TITAN EUROPE
Reconciliation of cash flow to net debt
for the year ended 31 December 2011		At 1 January			Other non-cash	Exchange	At 31 December
		2011	Cash flow Acquisitions		changes	movements	2011
Note		£000	£000	£000	£000	£ 000	£000
Cash and cash equivalents	23	30,488	8,107	2,876	–	(1,209)	40,262
Overdrafts	28	(20,880)	2,325	–	–	286	(18,269)
		9,608	10,432	2,876	–	(923)	21,993
Borrowings due after one year*	28	(104,772)	(4,241)	(619)	(2,012	) 3,286	(108,358)
Borrowings due within one year*	28	(33,290)	(2,594)	(275)	(476	) 602	(36,033)
Finance leases due after one year*	28	(1,902)	923	–	(351	) 25	(1,305)
Finance leases due within one year*	28	(3,300)	2,399	–	(56	) (2)	(959)
Liquid resources	20	848	(586)	–	–	(4)	258
Net debt		(132,808)	6,333	1,982	(2,895	) 2,984	(124,404)

*Included within the cash flow column is the net cash flow after taking into consideration changes in ageing of the borrowings and finance leases.

TITAN EUROPE

Notes to the consolidated financial statements for the year ended 31 December 2011

1. Accounting policies

a)	General information

Titan Europe is a company incorporated in the United Kingdom under the Companies Act. The address of the registered office is Bridge Road, Cookley, Kidderminster, Worcestershire, DY10 3SD.

    The principal activity of the Group is the manufacture and sale of steel wheels and undercarriages for the off-highway vehicles industry.  Principle markets are construction, agriculture and mining

b)	Basis of preparation

The Group consolidated financial statements have been prepared in accordance with the Companies Act 2006 as applicable to companies reporting under IFRS and with those IFRS standards and IFRIC interpretations issued, effective and endorsed by the European Union as at the time of preparing these statements.  The financial statements are also in compliance with IFRS as issued by the International Accounting Standards Board.

The Group consolidated financial statements have been prepared on a going concern basis. The directors have reviewed the funding position of the Group and the Company in light of the amended facilities with Intesa Sanpaolo SpA and UniCredit SpA. In doing so the directors have considered and forecasted the cash flow requirements of the Group and the Company arising from operational, investment and financing activities and they believe it is appropriate to prepare these financial statements on a going concern basis.

The financial statements have been prepared based on the accounting policies noted below, which are the same as the year ended 31 December 2010. They have been prepared under the historical cost convention, as modified by the revaluation of certain financial assets and liabilities (including derivative financial instruments) at fair value through the profit or loss.

c)	Basis of consolidation

Subsidiaries
Subsidiaries are entities over which the Titan Europe Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than 50 per cent. of the voting rights. In assessing control potential voting rights that are currently exercisable or convertible are taken into account. The financial statements of subsidiaries are included in the consolidated financial statements from the date of acquisition. They are de-consolidated from the date that control ceases. All business combinations are accounted for by the acquisition method. The cost of the acquisition is measured at the aggregate of the fair values, at the date of exchange, of assets given, liabilities incurred or assumed, and equity instruments issued by the Group in exchange for control of the acquiree. Acquisition related costs are expensed as incurred.

Intra-Group transactions
Intra-Group transactions and balances and any unrealised gains and losses arising from intra-Group transactions are eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with policies adopted by the Group.

Associates
Associates are those entities in which the Group has significant influence, but not control, over the financial and operating policies. The consolidated financial statements include the Group’s share of the total comprehensive income and expense of associates on an equity accounted basis, from the date that significant influence commences until the date that significant influence ceases. The Group’s investment in associates includes goodwill identified on acquisition, net of accumulated impairment loss. When the Group’s share of losses exceeds its interest in an associate, the Group’s carrying amount is reduced to nil and recognition of further losses is discontinued except to the extent that the Group has incurred legal or constructive obligations or made payments on behalf of an associate.

Joint venture
Joint ventures are those entities where joint control exists and strategic operating, investing and financing decisions require the consent of a majority of the owners. The consolidated financial statements include the Group’s share of the total comprehensive income and expense of the joint venture on an equity method of accounting.

d) Presentation of the Income Statement

The format of the income statement adopted by the Group combines the specific requirements of IFRS together with additional disclosures designed to assist the understanding of the Group’s performance. The format is further explained below.

Profit/(loss) from operations is the result of the continuing subsidiary companies prior to finance costs and taxation. In order to present consistent and comparable information this is further analysed to show the results of normal trading activities (trading profit/(loss)), and individually significant items, which are considered exceptional. Such items arise because of their size or nature and comprise:

–      charges relating to the restructuring and rationalisation programme;

–      significant legal costs;

–      the impact of curtailments to the Group’s post employment schemes; and

–      the movement on fair value of forward foreign exchange contracts.

Net finance costs represent the cash costs and other charges arising from the Group’s financing activities. These have been further analysed in order to provide clarity over these costs as follows:

Cash costs/income
–      Financing costs represents the Group’s interest cost on outstanding borrowings along with the impact of currency movements on borrowings denominated in foreign currencies.

Non-cash costs/income
–      Finance charges represents the interest charge associated with the Group’s post employment obligations, offset by the expected return on the Group’s pension scheme assets and gains/losses on re-measurement of interest rate swaps; and

–      Other finance charges represent the unwinding of fair value adjustments made to acquired debt instruments.

e) Foreign currency

Transactions in foreign currencies are translated at exchange rates approximating to the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognised in the income statement. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets such as foreign exchange swaps denominated in foreign currencies that are stated at fair value are translated at foreign exchange rates ruling at the dates the fair value was determined.

The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on consolidation, are translated at foreign exchange rates ruling at the balance sheet date. The revenues and expenses of foreign operations are translated at an average rate for the period where this rate approximates to the foreign exchange rates ruling at the dates of the transactions.

Exchange differences arising from this translation of foreign operations, and of related qualifying hedges that satisfy the hedging conditions of IAS 39, are taken directly to retained earnings. They are released into the income statement upon disposal.

The Group has taken advantage of relief available in IFRS 1 to deem the cumulative translation differences for all foreign operations to be zero at the date of transition to IFRS (1 January 2006).

The functional currency of a subsidiary is determined by certain primary and secondary factors. Once determined, this functional currency is used and translated for consolidation purposes. For the purpose of the consolidated financial statements, the results and financial position of each Group company are expressed in pound sterling, which is the functional currency of the Company, and the presentation currency for the consolidated financial statements.

f)	Investments in debt and equity securities

Unlisted equity investments are stated at cost less impairment where the investment does not have a quoted market price in an active market that cannot be reliably measured.

g)	Derivative financial instruments and hedging

Derivative financial instruments
Derivative financial instruments are primarily used to manage the Group’s exposure to market risks from changes in interest and foreign exchange rates. Derivative financial instruments are recognised at fair value.

Where derivative financial instruments are not designated as or not determined to be effective hedges, any gain or loss on the re-measurement of the fair value is taken to the income statement.

The fair value of interest rate swaps is the estimated amount that the Group would receive or pay to terminate the swap at the balance sheet date, taking into account current interest rates and the current creditworthiness of the swap counterparties. The fair value of forward exchange contracts is their quoted market price at the balance sheet date, being the present value of the quoted forward price.

Cash flow hedges
Where a derivative financial instrument is designated as a hedge of the variability in cash flows of a recognised asset or liability, or a highly probable forecast transaction, the effective part of any gain or loss on the derivative financial instrument is recognised directly in retained earnings. Any ineffective portion of the hedge is recognised immediately in the income statement.

When the forecast transaction subsequently results in the recognition of a non-financial asset or nonfinancial liability, the associated cumulative gain or loss remains in the hedging reserve and is reclassified into the income statement in the same year or years during which the asset acquired or liability assumed affects the income statement, i.e. when a non-financial asset is depreciated.

If a hedge of a forecasted transaction subsequently results in the recognition of a financial asset or financial liability, the associated gains or losses that were recognised directly in equity are reclassified into the income statement in the same year or years during which the asset acquired or liability assumed affects the income statement, i.e. when the interest income or expense is recognised.

When a hedging instrument expires or is sold, terminated or exercised, or the entity revokes designation of the hedge relationship but the hedged forecast transaction is still expected to occur, the cumulative gain or loss at that point remains in equity and is deferred in accordance with the above policy when the transaction occurs. If the hedged transaction is no longer expected to take place, the cumulative unrealised gain or loss recognised in equity is recognised in the income statement immediately.

h)	Property, plant and equipment

Property, plant and equipment are stated at cost, which includes the purchase cost plus costs directly associated with bringing the asset into use including interest, where required, less accumulated depreciation and impairment losses.

Where parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items of property, plant and equipment.

Depreciation is charged to the income statement on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment which are reviewed on an annual basis. Land is not depreciated. The residual values are re-assessed on an annual basis. The estimated useful lives are as follows:

Freehold buildings*                                                            33-40 years
Plant and machinery                                                            5-30 years

Tools                                                            4-6 years (included in fixtures, fittings, tools and
equipment in note 15)

Fixtures, fittings and office equipment                                                                   3-5 years (included in fixtures, fittings, tools and
equipment in note 15)
Motor vehicles                                                            2-4 years (included within plant and machinery in
note 15)

* The normal estimated life for freehold buildings is between 33 and 40 years, however, when a company is acquired and asset fair values are reviewed external guidance is sought on the useful life which may differ from this range.

Leasehold property is depreciated over the life of the lease.

Assets in the course of construction are included in property, plant and equipment on the basis of expenditure incurred at the balance sheet date. No depreciation is charged on assets in the course of construction until they are brought into operational use.

i)	Held for sale assets

Assets or groups of assets are reclassified as held for sale assets in accordance with IFRS 5 when management have committed to a plan to sell the asset and an active program is in place to locate a buyer. The asset is measured at the lower of carrying value or cost, and once the asset is classified as held for sale it is no longer depreciated or amortised. See note 21.

j)	Hire purchase and finance lease arrangements

Leases in which the Group assumes substantially all the risks and rewards of ownership of the leased asset are classified as finance leases. Where land and buildings are held under finance leases, the accounting treatment of the land is considered separately from that of the buildings. Leased assets acquired by way of finance lease are stated at an amount equal to the lower of their fair value and the present value of the minimum lease payments at inception of the lease, less accumulated depreciation and impairment losses and included within property, plant and equipment. Assets are depreciated over the lower of the useful life and the term of the lease.

In line with the requirements of IAS 17, sale and finance leaseback assets are treated as having being sold and re-acquired with any gains recognised over the life of the lease.

k)	Intangible assets

Goodwill
Goodwill, arising on acquisitions which have occurred since 1 January 2006, represents the difference between the fair value of the purchase consideration and the fair value of the identifiable net assets and contingencies of an acquired entity. In respect of acquisitions which occurred prior to 1 January 2006, goodwill is included on the basis of its deemed cost, which represents the amount recorded under previous GAAP. This is in accordance with the transitional provisions of IFRS 1.

Positive goodwill is recognised as an asset in the consolidated balance sheet and is subject to annual impairment review. Goodwill arising on the acquisition of subsidiary undertakings is recognised separately as an intangible asset in the consolidated balance sheet. Goodwill arising on the acquisition of associated undertakings is included within the carrying value of the investment. In accordance with the transitional provisions of IFRS 3, any goodwill previously written off to reserves remains in reserves.

Goodwill is stated at cost less impairment. Goodwill is not amortised but allocated to cash generating units and is tested annually for impairment.

Research and development

Research expenditure is written off as incurred.

Where development expenditure results in a new or substantially improved product, service or process then such costs will be capitalised and amortised over the useful life and periodically reviewed for impairment. Assets are stated at cost less accumulated amortisation and impairment.

Computer software costs

Where computer software is not integral to an item of property, plant and equipment its costs are capitalised and categorised as intangible assets. Amortisation is provided on a straight-line basis over its useful economic life which is between three and five years. Assets are stated at cost less accumulated amortisation and impairment.

Other intangible assets

Other intangible assets are stated at cost less accumulated amortisation and impairment losses.

Amortisation is charged on a straight-line basis and is based on the useful economic lives of the assets concerned which are principally as follows:

Licences and patents                                                            3-15 years

l) Impairment

The carrying amounts of the Group’s non-current assets are tested to determine if there is any indication of impairment. Assets which have an indefinite useful life are not subject to amortisation and are tested for impairment at each balance sheet date. Assets subject to depreciation and amortisation are reviewed for impairment whenever events or circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised in the income statement based on the amount by which the carrying amount exceeds the recoverable amount. The recoverable amount is the higher of fair values less costs to sell and value in use.

m) Trade and other receivables

Trade and other receivables are recognised initially at fair value and subsequently at their amortised cost less impairment losses based on the directors’ view of the collectability of those receivables. The amount of the provision is the difference between the assets carrying amount and the present value of estimated future cash flows.
The Group enters into factoring arrangements both with and without recourse. With recourse

These kinds of transactions do not meet IAS 39 requirements for asset derecognition, since risks and rewards have not been substantially transferred. Consequently, all receivables sold through factoring transactions which do not meet IAS 39 derecognition requirements are reflected in the Group financial statements, with a corresponding financial liability recorded in the consolidated financial statements.

Without recourse

In compliance with current reporting requirements, trade receivable balances that have been subject to non-recourse factoring arrangements do not get reported in the Group balance sheet.

Under its non-recourse factoring arrangements, the Group sells trade receivables balances to a third-party factoring company in exchange for a cash payment from the factoring company, net of fees. All the risks and rewards of the trade receivables subject to these arrangements are transferred to the factoring company and, accordingly, the trade receivables are derecognised in the Group balance sheet. Such arrangements are used from time to time by the Group to manage the recovery of cash from its trade receivables. As at 31 December 2011, the Group balance sheet included £8,900,000 (2010: £nil) of cash that would otherwise have been reported as trade receivables if these arrangements were not in place.

n) Inventories

Inventories are stated at the lower of cost and net realisable value (being the estimated selling price in the ordinary course of business less estimated costs of completion and selling expenses). Cost is determined on a first in first out basis. Cost comprises raw material, direct labour and appropriate production overheads based on the normal levels of business activity. Provision for slow moving or obsolete inventories are based upon the directors’ view of the recoverable value of the individual items included within inventory, based on ageing and usage reports.

o) Cash and cash equivalents

Cash and cash equivalents comprise cash balances and call deposits. Bank overdrafts that are repayable on demand and form an integral part of the Group’s cash management are included as a component of cash and cash equivalents for the purpose only of the statement of cash flows.

p) Interest-bearing borrowings

Interest-bearing borrowings are recognised initially at fair value less attributable transaction costs. Subsequent to initial recognition, interest-bearing borrowings are stated at amortised cost with any difference between cost and redemption value being recognised in the income statement over the period of the borrowings on an effective interest basis.

q) Trade and other payables

Trade and other payables are recognised initially at fair value and subsequently stated at amortised cost.

r) Dividends

Dividends are recognised in the year in which they are approved by the Group’s shareholders or, in the case of an interim dividend, when the dividend is paid.

s) Employee benefits

Defined contribution schemes

Obligations for contributions to defined contribution pension schemes are recognised as an expense in the income statement as incurred.

Defined benefit schemes
For defined benefit pension schemes, the cost of providing benefits is calculated annually by independent actuaries using the projected unit credit method. The retirement benefit obligation recognised in the balance sheet represents the excess of the present value of scheme liabilities over the fair value of scheme assets. Differences between the actual and expected returns on assets and experience gains and losses arising on scheme liabilities during the year, together with differences arising from changes in assumptions, are recognised in the consolidated statement of comprehensive income.

Contributions to the scheme are paid in accordance with the scheme rules and the recommendation of the actuary. The charge to the income statement reflects the current and past service cost of such obligations. The expected return on scheme assets and the interest cost on scheme liabilities are included within the finance charges in the income statement.

Other post-retirement benefit scheme and long-term benefits scheme
For the accrued benefit schemes and long service leave provision the cost of providing benefits is calculated at least annually by independent actuaries using the projected unit credit method. The accrued benefit obligation recognised in the balance sheet represents the present value of scheme liabilities. The experience gains and losses arising on scheme liabilities during the year, together with differences arising from changes in assumptions, are recognised in the consolidated statement of comprehensive income in the year. The charge to the income statement reflects the current and past service cost of such obligations and the impact of curtailments. The expected return on scheme assets and the interest cost on scheme liabilities are included within the finance charges in the income statement.

t)	Share-based payment transactions

The share option programme allows Group employees to acquire shares of the ultimate Parent Company (Titan Europe); these awards are granted by the ultimate Parent. The fair value of options granted is recognised as an employee expense with a corresponding increase in equity. The fair value is measured at grant date and spread over the period during which the employees become unconditionally entitled to the options. The fair value of the options granted is measured using an option valuation model, taking into account the terms and conditions upon which the options were granted. The amount recognised as an expense is adjusted to reflect the actual number of share options that vest except where forfeiture is due only to share prices not achieving the threshold for vesting.

u)	Provisions

A provision is recognised in the balance sheet when the Group has a present legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation. If the effect is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

Warranty provisions are made for specific product issues based on an estimate of the likely cost arising. It has been deemed prudent to provide for an amount based on historical information.

v)	Revenue

Revenue represents the total value of amounts invoiced to all customers in respect of goods or services rendered during the year net of credit notes, returns and any contractually agreed discounts, excluding value added tax.

Invoices for goods are raised when the risks and rewards of ownership have passed which may differ between customers depending on the contractual arrangements in place. Ownership typically will pass on dispatch or at the date of acceptance by the customer.

Revenue is recognised in the income statement when it can be reliably measured, along with the associated costs, and its collectability is reasonably assured.

w)	Expenses/other income

Operating lease payments
Payments made under operating leases are recognised in the income statement on a straight-line basis over the term of the lease. Lease incentives received are recognised in the income statement as an integral part of the total lease expense.

Finance lease payments
Minimum lease payments are apportioned between the finance charge and the reduction of the outstanding liability. The finance charge is allocated to each year during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability.

Net financing costs
Net financing costs comprise interest payable, finance charges on finance leases, interest receivable on funds invested, dividend income, foreign exchange gains and losses and gains and losses on hedging instruments that are recognised in the income statement, unwinding of fair value adjustments, post employment obligation charges and expected return on pension scheme assets.

Interest income and interest payable is recognised in the income statement as it accrues, using the effective interest method. Dividend income is recognised in the income statement on the date the entity’s right to receive payments is established.

Government grants
Grants receivable from governments or similar bodies are credited to the balance sheet in the period in which conditions relating to the grant are met. Where they relate to specific assets they are amortised on a straight-line basis over the same period the asset is depreciated. Where they relate to revenue expenditure and/or non-asset criteria they are taken to the income statement to match the period in which the expenditure is incurred and criteria met.

Income from non-core trading
The margin on long-term contracts associated with one off projects such as the agreement with Minsk Tractor Works in Belarus are recorded within other operating income.

x) Taxation

Tax on the profit or loss for the year comprises current and deferred tax. Tax is recognised in the income statement except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.

Deferred tax is provided on temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: the initial recognition of goodwill; the initial recognition of assets or liabilities that affect neither accounting nor taxable profit other than in a business combination, and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised.

y) Segmental reporting

IFRS 8 ‘Operating Segments’ requires a ‘management approach’, under which segment information is presented on the same basis as that used for internal reporting purposes. The segments are reported in a manner that is more consistent with the internal reporting provided to the Chief Operating Decision Maker (CODM). Goodwill is allocated by management to groups of cash generating units on a segment level, the allocation of goodwill remains as reported in 2010, between the Wheels and Undercarriage segments.

Operating segments are reported in a manner consistent with the internal reporting provided to the CODM on a monthly basis. The CODM has been identified as the Chief Executive Officer (CEO) who is responsible for assessing performance of the operating segments and allocating resources to these segments.

z) Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new ordinary shares or options are shown in equity as a deduction from the proceeds.

aa) Standards, amendments to standards and interpretations issued but not yet applied

Interpretations effective in 2011:

There are no IFRSs or IFRIC interpretations that are effective for the first time for the financial year that would be expected to have a material impact on the Group.

Standards, amendments and interpretations to existing standards which are not yet effective

The following is a summary of relevant revisions and amendments to standards and interpretations which are unlikely to have a material impact on the Group’s results, assets or liabilities.
IFRS 9 ‘Financial instruments’ regarding classification and measurement of financial assets. IFRS 10 ‘Consolidated financial statements’ regarding determination of control.

IFRS 13 ‘Fair value measurement’ regarding fair value measurement and disclosure requirements.

IFRS 12 ‘Disclosure of interests on other entities’ regarding disclosure requirements for all forms of interest in other entities.

There are a number of standards, amendments and interpretations that are not relevant to the Group which have therefore not been listed above.

    bb) Significant judgements, key assumptions and estimates

The Group’s significant accounting policies are set out above. The preparation of financial statements, in conformity with IFRS, requires the use of estimates, subjective judgement and assumptions that may affect the amounts of assets and liabilities at the balance sheet date and reported profit and earnings for the year. The directors base these judgements on the basis of past experience, professional expert advice and other relevant evidence. The accounting policies where the directors consider that more complex estimates, judgements and assumptions have to be made are those in respect of intangible assets, derivative financial instruments, employee benefits and taxation. See note 3.

2. Financial risk management

Financial risk factors
The Group’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk, fair value interest rate risk and cash flow interest rate risk), credit risk and liquidity risk. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the Group’s financial performance. The Group uses derivative financial instruments to hedge certain risk exposures.

Risk management is carried out centrally under policies approved by the Board of directors. Centrally management identify, evaluate and hedge financial risks in close co-operation with the Group’s operating units. The Board provides written principles for overall risk management, as well as written policies covering specific areas, such as foreign exchange risk, interest rate risk, credit risk, use of derivative financial instruments and non-derivative financial instruments, and investment of excess liquidity.

Market risk
Foreign exchange risk
The Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the euro and the sterling. Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and net investments in foreign operations.

Management has set up a policy to require Group companies to manage their own foreign exchange risk against their functional currency. Where appropriate, and in agreement with Group management, companies are required to hedge certain foreign exchange risk exposure. To manage their foreign exchange risk arising from future commercial transactions and recognised assets and liabilities, entities in the Group use forward contracts, transacted externally. Foreign exchange risk arises when future commercial transactions are denominated in a currency that is not the entity’s functional currency.

As the Group derives a significant amount of its earnings from overseas operations, the Group is affected by movements in exchange rates, primarily the euro. This would affect both the balance sheet and the income statement. For a 5 per cent. movement in the euro exchange rate, the operating profit would be affected by £871,000 (2010: £404,000) and the net assets by £819,000 (2010: £583,000).

Cash flow and fair value interest rate risk

As the Group has no significant interest-bearing assets, the Group’s income and operating cash flows are substantially independent of changes in market interest rates.

The Group’s interest rate risk arises from long-term borrowings. Borrowings issued at variable rates expose the Group to cash flow interest rate risk. Borrowings issued at fixed rates expose the Group to fair value interest rate risk. During 2011 and 2010, the Group’s borrowings at variable rate were primarily denominated in the euro.

Based on calculations performed, the impact on post-tax profit of a 1.0 percentage point shift in variable interest rates would be a maximum increase or decrease of £573,000 of interest expense. However, to mitigate this risk 85 per cent. of the floating rate debt outstanding at 31 December 2011 was covered by a floating-to-fixed interest rate swap.

Based on the various scenarios, the Group manages its cash flow interest rate risk by using floating-tofixed interest rate swaps. Such interest rate swaps have the economic effect of converting borrowings from floating rates to fixed rates. Generally, the Group raises long-term borrowings at floating rates and swaps them to fixed rates that are lower than those available if the Group borrowed at fixed rates directly. Under the interest rate swaps, the Group agrees with other parties to exchange, at specified intervals (primarily quarterly), the difference between fixed contract rates and floating-rate interest amounts calculated by reference to the agreed notional amounts.

Credit risk
Credit risk is managed on a divisional basis. Credit risk arises from cash and cash equivalents, derivative financial instruments and deposits with banks and financial institutions, as well as credit exposures to Original Equipment Manufacturers (OEMs), and after-market customers, including outstanding receivables and committed transactions. Credit control assesses the credit quality of the customer, taking into account its financial position, past experience and other factors. The utilisation of credit limits is regularly monitored (see also note 26).

Liquidity risk
Prudent liquidity risk management implies maintaining sufficient cash and the availability of funding through an adequate amount of committed credit facilities. Due to the dynamic nature of the underlying businesses, the Group maintains flexibility in funding by maintaining availability under committed and uncommitted credit lines. The Group ensures that sufficient liquidity is available to meet obligations when they fall due and maintain sufficient flexibility in order to fund investment and acquisition objectives. Liquidity needs are assessed through short and long-term forecasts. Cash flow forecasting is performed in the operating entities of the Group. Group finance monitors headroom on all borrowing facilities. Undrawn borrowing facilities at the year end amounted to £45,237,000 (2010: £44,039,000).

The table below analyses the Group’s financial liabilities and net-settled derivative financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows including contractual interest payment and finance lease charge cash flows. The difference between contractual undiscounted cash flows, and the book value of borrowings of £2,663,000 (2010: £4,162,000) is explained in note 28.

	Less than	Between 1	Between 2	Over
At 31 December 2011	1 year	and 2 years	and 5 years	5 years
	£ ’000	£ ’000	£ ’000	£ ’000
Borrowings	(55,261)	(35,624)	(74,968)	(1,734)
Contractual interest payments and finance lease charges	(426)	(2,912)	(103)	(2)
Derivative financial instruments	(1,009)	(3,691)	(377)	–
Trade and other payables	(111,309)	(252)	(1,182)	(779)
	Less than	Between 1	Between 2	Over
At 31 December 2010	1 year	and 2 years	and 5 years	5 years
	£ ’000	£ ’000	£ ’000	£ ’000
Borrowings	(57,470)	(24,697)	(85,708)	(431)
Contractual interest payments and finance *lease charges	(548)	(342)	(2,414)	–
Derivative financial instruments	(2,874)	(2,354)	(215)	–
Trade and other payables	(99,955)	(258)	(1,206)	(958)

The Group’s derivative financial instruments will be settled on a net basis. The amounts are the contractual undiscounted cash flows. The impact of discounting is not significant.

Capital risk management
The Group defines capital as total equity plus non-current bank borrowings.

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for the shareholders, benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital. During the year the Group raised new share capital to provide additional funding to assist with the Turkish acquisition.

In line with external requirements, the Group closely monitors net debt on a monthly basis and has annual targets on the level of net debt. The Group was compliant with all covenants during the year.

	Note	2011		2010
		£	’000	£	’000
Total borrowings	28		(164,924)		(164,144)
Less liquid resources	20		258		848
Less cash and cash equivalents	23		40,262		30,488
Net debt			(124,404)		(132,808)

Group net debt is lower than last year at £124,404,000 (2010: £132,808,000), however, this is affected by the strengthening of the euro year-end exchange rate generating a translation impact as at 31 December 2011 of £2,984,000 (exchange movement reported in the reconciliation of cash flow to net debt). The Group’s net debt as at 31 December 2011 at the 2010 year-end exchange rate would have been £127,367,000.

Fair value estimation
The Group uses a variety of methods and makes assumptions that are based on market conditions existing at each balance sheet date. The fair value of interest rate swaps is calculated as the present value of the estimated future cash flows. The fair value of forward foreign exchange contracts is their quoted market price at the balance sheet date, being the present value of the quoted forward price.

The carrying value less impairment provision of trade receivables and payables is assumed to approximate their fair values. The fair value of financial liabilities for disclosure purposes is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the Group for similar financial instruments.

3. Critical accounting estimates and judgements
Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Critical accounting estimates and assumptions
The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Estimated impairment of goodwill (note 16)
The Group tests annually whether goodwill has suffered any impairment, in accordance with the accounting policy stated in note 1(k). The recoverable amounts of cash generating units have been determined based on value-in-use calculations. These calculations require the use of estimates (note 16). No impairment charges arose in the Group during 2011.

Income taxes (notes 9 and 29)
The Group is subject to income taxes in numerous jurisdictions. Significant judgement is required in determining the worldwide provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognises liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which the determination is made but management do not consider that any favourable or unfavourable movements would be material. Recognition of deferred tax assets, and hence credits to the income statement, is based on forecast future taxable income and therefore involves judgement regarding the future financial performance of particular legal entities of tax groups in which the deferred tax assets are recognised.

Fair value of derivatives and other financial instruments (note 27)
The fair value of financial instruments that are not traded in an active market (for example, over-the-counter derivatives) is determined by using valuation techniques. Valuations are provided by external parties. The external parties select a variety of methods and make assumptions that are mainly based on market conditions existing at each balance sheet date.

Employee benefits (note 30)
The Group operates two defined benefit schemes and also has several post-employment benefit schemes in place. The total liability is £10,248,000 (2010: £11,228,000), of the liability 15 per cent. (2010: 17 per cent.) relates to the French and German defined benefit scheme. A significant proportion, 81 per cent. as at 31 December 2011 (2010: 80 per cent.), of the total liability relates to the TFR (Trattamento di Fine Rapporto) scheme in Italy.

Business combinations and acquisitions – purchase price alocations (note 38)
For business combinations and acquisitions of associates and joint ventures, IFRS requires that a fair value exercise is undertaken allocating the purchase price (cost) of acquiring controlling interests and interests in associates and joint ventures to the fair value of the acquired identifiable assets, liabilities and contingent liabilities.

Any difference between the cost of acquiring the interest and the fair value of the acquired net assets is recognised as acquired goodwill. The fair value exercise is performed at the date of acquisition. As a result of the nature of fair value assessments the purchase price allocation exercise and acquisition-date fair value determinations require subjective judgements based on a wide range of complex variables at a point in time. Management uses all available information to make the fair value determinations.

4. Segmental analysis
Management has determined the operating segments, based on the reports reviewed by the Chief Executive Officer (‘CEO’), to monitor performance of the segments and make strategic decisions.

Management considers the business to have two segments, being Undercarriage and Wheels. The Undercarriage segment derives its revenue from sales of undercarriages to the OEM market and aftermarket. The Wheels segment derives its revenue from sales of wheels and tires to the OEM market. The Wheels segment as reported to management includes the head office company, Titan Europe Management fees are charged by head office to the two segments, and are reported within those segments.

Sales between segments are carried out at arm’s length. The revenue from external parties reported to the CEO is measured in a manner consistent with the income statement contained in the financial statements. There are no differences between the amounts presented to the Chief Operating Decision Maker (‘CODM’) and amounts included within the financial statements, with the exception of the classification of goodwill as explained on the following page.

The performance reports reviewed by the CEO are consistent with the format reported in the income statement, with the main measure reviewed being trading profit. Amounts reviewed with respect to total assets and liabilities are measured in a manner consistent with the financial statements. Both assets and liabilities are allocated based on the operations of the segment and the physical location of the assets.

	Wheels 2011 2010 £’000 £’000		Undercarriages 2011 2010 £’000 £’000		Total 2011 2010 £’000 £’000
Revenue
Total revenue	193,602	140,842	530,919	370,390	724,521	511,232
Intercompany revenue	(9,159)	(5,197)	(222,841)	(150,833)	(232,000)	(156,030)
External revenue	184,443	135,645	308,078	219,557	492,521	355,202
Trading profit	17,215	9,629	15,832	4,435	33,047	14,064
Restructuring and rationalisation costs	(1,836)	(135)	(1,329)	(1,362)	(3,165)	(1,497)
Significant legal costs	–	(47)	(153)	(173)	(153)	(220)
Profit from operations	15,379	9,447	14,350	2,900	29,729	12,347
Share of profit of associate	1,580	1,134	–	–	1,580	1,134
Share of profit of joint venture	220	322	–	–	220	322
Gain on previously held interest in joint venture	1,863	–	–	–	1,863	–
Finance income	416	642	69	328	485	970
Finance expense and other finance costs	(3,059)	(2,961)	(9,174)	(8,379)	(12,233)	(11,340)
Profit before income tax	16,399	8,584	5,245	(5,151)	21,644	3,433
Income tax expense	(3,981)	(2,503)	(31)	1,696	(4,012)	(807)
Profit for the year	12,418	6,081	5,214	(3,455)	17,632	2,626

	Wheels				Undercarriages				Total
	2011		2010		2011		2010		2011		2010
	£	’000	£	’000	£	’000	£	’000	£	’000	£	’000
Assets
Intangible assets*		3,322		(316)		53,677		53,924		56,999		53,608
Property, plant and equipment		43,793		42,660		98,753		99,717		142,546		142,377
Interest in associate and joint venture		12,197		17,089		–		–		12,197		17,089
Other assets		92,816		75,578		146,682		135,931		239,498		211,509
Income tax recoverable		133		74		13		725		146		799
Deferred tax assets		5,686		5,114		25,948		32,278		31,634		37,392
Total assets		157,947		140,199		325,073		322,575		483,020		462,774
Liabilities
Borrowings#		(46,119)		(48,817)		(118,805)		(115,327)		(164,924)		(164,144)
Other liabilities		(49,162)		(40,555)		(89,450)		(86,399)		(138,612)		(126,954)
Income tax payable		(1,422)		(952)		(780)		(377)		(2,202)		(1,329)
Deferred tax liabilities		(5,298)		(5,783)		(7,229)		(13,400)		(12,527)		(19,183)
Total liabilities		(102,001)		(96,107)		(216,264)		(215,503)		(318,265)		(311,610)
Net assets		55,946		44,092		108,809		107,072		164,755		151,164
Other segment items
Capital expenditure
– intangible assets excluding goodwill		(182)		(80)		(354)		(116)		(536)		(196)
– property, plant and equipment		(5,415)		(2,727)		(13,489)		(8,587)		(18,904)		(11,314)
Total capital expenditure		(5,597)		(2,807)		(13,843)		(8,703)		(19,440)		(11,510)
Depreciation		(7,625)		(7,117)		(8,778)		(9,070)		(16,403)		(16,187)
Amortisation		(386)		(372)		(558)		(595)		(944)		(967)

* Consolidation adjustments to goodwill are reported above on the basis of the management accounts presented to the CODM. For statutory reporting purposes, an additional £8,014,000 credit to goodwill is reallocated to the Undercarriage segment, resulting in 2011 and 2010 goodwill for statutory purposes of £8,925,000 Wheels (2010: £6,103,000) and £44,571,000 Undercarriage (2010: £44,571,000).

# Borrowings in the Wheels segment includes Accordo Quadro of £23,037,000 (2010: £21,547,000), refer to note 28. This relates to the acquisition of ITM in December 2005.

The entity is domiciled in the United Kingdom. Revenue is based on the customer location, the geographical spread of revenue is disclosed below.

	Wheels				Undercarriages						Total
	2011		2010		2011		2010		2011		2010
	£	’000	£	’000	£	’000	£	’000	£	’000	£ ’000
UK		9,021		5,508		12,726		9,639		21,747	15,147
Continental Europe		115,441		87,738		126,288		104,250		241,729	191,988
North America		13,255		9,409		45,620		27,262		58,875	36,671
South America		4,076		3,777		38,790		37,848		42,866	41,625
Asia		10,560		4,929		80,312		37,059		90,872	41,988
Africa		1,993		352		2,894		2,509		4,887	2,861
Oceania		30,097		23,932		1,448		990		31,545	24,922
Total		184,443		135,645		308,078		219,557		492,521	355,202

The directors consider that the above disclosure reflects most closely how the business is monitored by the CODM.

Non-current assets by location are summarised below: Wheels 2011 2010 £’000 £’000			Undercarriages 2011 2010 £’000 £’000			£2011 ’000	Total 2010 £’000
Property, plant and equipment	43,793	42,660	98,753	99,717		142,546		142,377
Intangible assets	3,322	(316)	53,677	53,924		56,999		53,608
Investments	12,197	17,089	40	40		12,237		17,129
Trade and other receivables			767	375		767		375
	59,312	59,433	153,237	154,056		212,549		213,489
By Location
UK	15,420	8,553		–		15,420		8,553
Italy	30,302	41,994	93,855	110,216		124,157		152,210
Other	13,590	8,886	59,382	43,840		72,972		52,726
Total	59,312	59,433	153,237	154,056		212,549		213,489
5. Restructuring and rationalisation costs
						2011		2010
				Note	£	’000	£	’000
Redundancy costs						1,604		817
Temporary lay off costs						–		616
Retirement costs						–		64
Restructuring of manufacturing plants						452		–
Impairment of held for sale assets				21		1,109		–
						3,165		1,497

Of the costs incurred in the year £1,836,000 (2010: £1,362,000) relates to the Undercarriage division and £1,329,000 (2010: £135,000) relates to the Wheels division.

Included in accruals at the year end is £75,000 (2010: £1,896,000) of costs recognised to date which will be paid in 2012. Included in provisions at the year end is £2,275,000 which will be paid during the period 2012 – 2014. See note 31.

6. Net Finance Costs	Note	£2011 ’000	£2010 ’000
Finance income
Bank balances		378	288
Gains arising on the translation of foreign currency loans	14	4	294
Other		103	388
Total finance income		485	970
Finance expense
Bank overdrafts		(945)	(725)
Bank borrowings		(8,705)	(7,787)
Hire purchase and finance lease arrangements		(126)	(289)
Losses arising on the translation of foreign currency loans	14	(652)	(58)
Other		(390)	(179)
Total finance expense		(10,818)	(9,038)
Net finance costs		(10,333)	(8,068)

Interest on bank borrowings has increased by £0.9m, £0.4m is due to the full year effect of the 2010 Intesa Sanpaolo SpA and UniCredit SpA restructure, see note 7. The remaining increase is due to changes in mix of borrowings.

7. Finance income/(charges)
	2011		2010
	£	’000	£	’000
Interest on defined benefit pension plan		(33)		(111)
Interest on other long-term employee benefits		(449)		(389)
Net profit/(loss) on recycling of fair value of derivatives		527		(359)
		45		(859)

The profit on recycling of fair value of derivatives relates to the interest rate swap on the Intesa Sanpaolo SpA/UniCredit SpA borrowings and offsets the increase in note 6 above.

8. Other finance charges
	2011		2010
	£	’000	£	’000
Unwinding of the fair value adjustment on the Accordo Quadro loans		(1,460)		(1,443)

9. Income tax charge/(credit)
			2011		2010
	Note	£	’000	£	’000
Current tax
UK corporation tax:
– Current year			655		2
– Adjustment in respect of prior years			(18)		1
Total UK current tax			637		3
Foreign corporation tax:
– Current year			4,975		2,877
– Adjustment in respect of prior years			(39)		8
Total current tax charge			5,573		2,888
Deferred tax
Origination and reversal of timing differences			(1,987)		(1,918)
Adjustment in respect of prior years			426		(163)
Total deferred tax credit	29		(1,561)		(2,081)
Tax on profits on ordinary activities			4,012		807

The current tax assessed for the year is lower (2010: higher) than the standard rate of corporation tax in the United Kingdom of 26.5 per cent. (2010: 28.0 per cent.). The effective tax rate for 2011 is 22.3 per cent. (2010: 40.8 per cent.), which is below the UK rate of corporation tax. This is due to the impact of our overseas entities, mainly Italian. The 2011 financial year was impacted by a change in the tax laws in Italy, which allowed the Group to reinstate previously written off deferred tax assets of £2,700,000. The tax expiry time limit on losses has now been removed. This adjustment will not impact the effective tax rates of future years.

Factors affecting future tax rate:

During the year the main rate of UK corporation tax was reduced from 28 per cent. to 26 per cent., this change was effective from 1 April 2011. The March 2011 budget announced that the main rate of UK corporation tax would reduce from 26 per cent. to 25 per cent. effective from 1 April 2012. The impact of this is not considered to be material.

Further reductions to the main rate of corporation tax were announced in the March 2012 Budget. These changes propose to reduce the main rate of UK corporation tax to 24 per cent. effective from 1 April 2012 and then by 1 per cent. per annum to 22 per cent. by 1 April 2014. These changes had not been substantively enacted at the balance sheet date, and therefore are not recognised in these financial statements.

	£2011 ’000	£2010 ’000
Profit before tax	21,644	3,433
Less share of post tax earnings of joint ventures and associates	(3,663)	(1,456)
Profit before tax excluding joint venture and associate	17,981	1,977
Profit before tax at the UK tax rate 26.5% (2010: 28.0%)	4,765	554
Effects of:
Non-taxable items	(262)	(42)
Effect of foreign taxation rates	2,318	1,750
Movement in unrecognised deferred taxation	(3,178)	(1,301)
Adjustment in respect of prior years – current tax	(57)	9
Prior year deferred tax	426	(163)
Total tax charge	4,012	807

10. Earnings per share
The weighted average number of shares in issue used in the basic earnings per share calculation may be reconciled to the number used in the diluted earnings per ordinary share calculation as follows:

	2011	2010
Weighted average number
Basic earnings per share denominator	85,753,393		82,980,624
Issuable on conversion of options	2,872,550		715,934
Diluted earnings per share denominator	88,625,943		83,696,558
The earnings to which the earnings per share calculation has been applied	are as follows:
	2011		2010
	£ ’000	£	’000
Earnings attributable to equity shareholders	17,632		2,626
Significant one-off items (net of tax):
Restructuring and rationalisation costs	2,168		1,025
Significant legal costs	100		149
Gain on previously held interest in joint venture	(1,881)		–
Earnings attributable to equity shareholders excluding exceptional costs	18,019		3,800

11. Expenses by nature	Note	£2011 ’000	£2010 ’000
Changes in inventories of finished goods and WIP, raw materials and consumables used		255,509	174,183
Employee benefit expense	12	99,840	81,282
Depreciation and amortisation	15, 16	17,347	17,154
Transportation expenses		11,053	8,198
Utilities		20,146	16,567
Repairs and maintenance		8,167	6,327
Outsourcing costs		26,542	18,319
Operating lease payments –property		2,202	1,999
Operating lease payments – other		2,468	2,244
Foreign exchange (gains)/losses	14	(1,166)	231
Other expense		21,915	18,394
Other operating income*		(4,549)	(3,760)
		459,474	341,138

* Other operating income comprises, profit on sale of property, plant and equipment and other one-off income occurring as a result of normal trading activities. Included in 2011 is the income associated with the factory development on behalf of Minsk Tractor Works in Belarus.

In the year, the Group incurred research and development expenditure of £3,874,000 (2010:£3,387,000).

	2011			2010
	£	’000	£	’000
Audit services
– Fees payable to PricewaterhouseCoopers LLP for the statutory audit of the Company’s and consolidated annual accounts		194		177
– Fees payable to PricewaterhouseCoopers LLP and their associates for other services to the Group:
– Audit of the Company’s subsidiaries pursuant to legislation		341		309
Total audit fees		535		486
– Other services pursuant to legislation		59		37
– Tax services		141		139
– Other services		5		1
Total non-audit fees		205		177
Total fees payable to PricewaterhouseCoopers LLP and their associates		740		663

All fees payable to PricewaterhouseCoopers LLP, the Company’s auditors, include amounts in respect of expenses. All fees payable to PricewaterhouseCoopers LLP have been charged to the income statement.

12. Employee benefit expense	Note	£2011 ’000	£2010 ’000
Wages and salaries		71,972	59,666
Social security costs		18,174	15,370
Employee share options scheme charge	33	122	577
Pension costs – defined contribution plan	30	3,359	3,249
Pension costs – defined benefit plan	30	52	60
Other post-employment benefits	30	58	51
Temporary staff		5,418	1,774
Welfare		685	535
		99,840	81,282

The average number of persons employed by the Group (including executive directors) during the year was:

                                                                                            2011                                                                     2010
Number                                                                 Number

Production	2,307	1,983
Selling and distribution	137	121
Administration	225	217
	2,669	2,321

The key management of the Group comprises the Titan Europe board of directors and other key management. Details of key management remuneration are included in note 37. Details of directors’ remuneration are contained in note 13.

13. Directors’ emoluments Emoluments paid by all Group companies to the directors of Titan Europe were:
	2011		2010
	£	’000	£	’000
Remuneration and benefits for executive services		1,660		1,192
Fees for non-executive services		60		60
Pension contributions to defined contribution scheme		149		188
		1,869		1,440

The number of directors for whom the Group made contributions to defined contribution pension schemes was 3 (2010: 4).

Included within J M A Akers remuneration and benefits for executive services is £175,000 (2010: £83,000) of taxable income where an election has been made to take salary due to pension thresholds being met, this pension payment is not therefore subject to tax relief.

For the year ended 31 December 2011	Remuneration and benefits for executive services £'000	Fees for non-executive services £ '000	Pension contributions to defined contribution scheme £ '000	Total £ '000
Non-executive
M M Taylor	-	20	-	20
E H Billig	-	20	-	20
P A Gartside	-	20	-	20
Executive
J M A Akers	918	-	-	918
M C La Manna	514	-	86	600
V M R Wicks	28	-	18	46
G Chesterton	200	-	45	245
	1,660	60	149	1,869

For the year ended 31 December 2010	Remuneration and benefits for executive services £'000	Fees for non-executive services £ '000	Pension contributions to defined contribution scheme £ '000	Total £ '000
Non-executive
M M Taylor	-	20	-	20
E H Billig	-	20	-	20
P A Gartside	-	20	-	20
Executive
J M A Akers	620	-	54	674
M C La Manna	381	-	80	461
V M R Wicks	27	-	18	45
G Chesterton	164	-	36	200
	1,192	60	188	1,440

14. Foreign exchange gain/(losses)

	Note	2011 £ '000	2010 £ '000
Trading foreign exchange gains/(losses) - operating cost	11	1,166	(231)
Net gain on retranslation of foreign currency loans - net finance cost	6	(648)	236
		518	5

15. Property, plant and equipment

Freehold land and buildings				Leasehold property		Plant and machinery		Fixtures, fittings, tools and equipment		Assets in the course of construction		Total
	Note	£	’000	£	’000	£	’000	£	’000	£	’000	£	’000
At 1 January 2010
Cost			61,342		11,406		188,725		25,638		4,171		291,282
Accumulated depreciation			(9,001)		(1,916)		(109,863)		(17,972)		(2,353)		(141,105)
Net book amount			52,341		9,490		78,862		7,666		1,818		150,177
Year ended
31 December 2010
Opening net book amount			52,341		9,490		78,862		7,666		1,818		150,177
Additions			680		38		5,242		1,322		4,032		11,314
Disposals			(11)		–		(80)		(2)		(15)		(108)
Reclassifications					(360)		807		210		(657)
Foreign exchange movement			(1,423)		(455)		(824)		(91)		36		(2,757)
Tansfer from held for sale assets	21		–		–		5		–		–		5
Other							(61)		(21)		15		(67)
Depreciation charge	11		(1,883)		(268)		(11,474)		(2,562)		–		(16,187)
Closing net book amount			49,704		8,445		72,477		6,522		5,229		142,377
At 31 December 2010
Cost			60,412		10,486		188,701		26,583		6,273		292,455
Accumulated depreciation/ impairment			(10,708)		(2,041)		(116,224)		(20,061)		(1,044)		(150,078)
Net book amount			49,704		8,445		72,477		6,522		5,229		142,377
Year ended
31 December 2011
Opening net book amount			49,704		8,445		72,477		6,522		5,229		142,377
Acquired with subsidiary					–		4,586		59		–		4,645
Additions			1,591		–		6,163		1,548		9,602		18,904
Disposals			–		–		(1,388)		–		(3)		(1,391)
Reclassifications			8,843		(8,454)		3,268		1,451		(5,108)		–
Foreign exchange movement			(1,755)		109		(3,280)		(225)		(463)		(5,614)
Other			2		–		13		15		(2)		28
Depreciation charge	11		(2,212)		(22)		(11,394)		(2,775)		–		(16,403)
Closing net book amount			56,173		78		70,445		6,595		9,255		142,546
At 31 December 2011
Cost			70,375		174		188,563		28,240		9,463		296,815
Accumulated depreciation/ impairment			(14,202)		(96)		(118,118)		(21,645)		(208)		(154,269)
Net book amount			56,173		78		70,445		6,595		9,255		142,546

Property, plant and equipment pledged as security for borrowings for 2011 was £12,263,000 (2010: £22,358,000). This includes the Group’s obligations under finance leases (see note 28) which are secured by the lessors’ title to the leased assets.

Included in property, plant and equipment are assets held under finance leases. The net book value of these assets as at 31 December 2011 is as follows:

Freehold land and buildings	Leashold property	Plant and machinery	Fixtures, fittings, tools and equipment	Total

	£	’000	£	’000	£	’000	£	’000	£	’000
At 31 December 2011		1,630		78		4,048		376		6,132
At 31 December 2010		1,739		8,449		4,971		245		15,404

There is a further £234,000 (2010: £254,000) of assets included within Intangible assets held under finance lease.

The depreciation charge on leased assets was £868,000 (2010: £1,746,000).

16. Intangible assets

	Note	Goodwil £’000	Licences and patents £’000	Computer software £’000	Develop-ment costs £’000	Other £’000	Total £’000
Cost
At 1 January 2010		53,530	2,708	1,656	2,014	92	60,000
Additions			69	89	36	2	196
Disposals				(84)			(84)
Foreign exchange movement		106	(50)	20	(42)	12	46
Other			(38)	(76)	–	–	(114)
At 31 December 2010		53,636	2,689	1,605	2,008	106	60,044
Acquired with subsidiary		–	–	–	–	1,224	1,224
Additions		3,031	77	242	217	–	3,567
Disposals			(14)	(34)	–	–	(48)
Foreign exchange movement		(209)	(21)	(93)	(44)	(202)	(569)
Other			(195)	(110)	–	–	(305)
At 31 December 2011		56,458	2,536	1,610	2,181	1,128	63,913
Amortisation
At 1 January 2010		(2,962)	(912)	(814)	(959)	(26)	(5,673)
Charge for the year	11		(268)	(233)	(455)	(11)	(967)
Disposals		–	–	84	–	–	84
Foreign exchange movement		–	27	(26)	10	(5)	6
Other		–	38	76			114
At 31 December 2010		(2,962)	(1,115)	(913)	(1,404)	(42)	(6,436)
Charge for the year	11		(279)	(273)	(373)	(19)	(944)
Disposals			14	34	–	–	48
Foreign exchange movement		–	12	62	35	4	113
Other			195	110			305
At 31 December 2011		(2,962)	(1,173)	(980)	(1,742)	(57)	(6,914)
Net book value
At 31 December 2011		53,496	1,363	630	439	1,071	56,999
At 31 December 2010		50,674	1,574	692	604	64	53,608
At 1 January 2010		50,568	1,796	842	1,055	66	54,327

Impairment
An impairment test is a comparison of the carrying value of assets of a business or cash generating unit (CGU) to their recoverable amount. Where the recoverable amount is less than the carrying value, an impairment results. During the year, all goodwill was tested for impairment, with no impairment charges resulting.

Goodwill attributable to the Undercarriage division amounted to £44,571,000 (2010: £44,571,000) and to the Wheels division £8,925,000 (2010: £6,103,000).

All of the recoverable amounts were measured based on value in use. Detailed forecasts for the next 5 years have been used which are based on approved annual budgets and strategic projections representing the best estimate of future performance.

Key assumptions
In determining the recoverable amount it is necessary to make a series of assumptions to estimate the present value of future cash flows. In each case, these key assumptions have been made by management reflecting past experience and are consistent with relevant external sources of information.

Pre-tax adjusted discount rates
Pre-tax adjusted discount rates are derived from risk free rates based upon long-term government bonds in the territories within which the CGU operates. A relative risk adjustment has been applied to risk free rates to reflect the risk inherent in the territories to which the cash flows arise, in prior years this risk adjustment was made to the cash flows themselves. The pre-tax risk adjusted discount rate used for Undercarriage of 14.7 per cent. (2010 comparable rate: 13.8 per cent.) and Wheels of 13.6 per cent. (2010 comparable rate: 11.7 per cent.), reflects the mix of geographical territories within the CGU.

Operating cash flows
The main assumptions within the forecast operating cash flows include the achievement of future sales prices, volumes, raw material input costs, and the level of on-going capital expenditure required to support forecast production.

Long-term growth rates
To forecast beyond the five years, a long-term average growth rate has been used, this is not greater than the average long-term growth rate in each of the territories where the CGU is based. This results in an average growth rate of Undercarriage 2.3 per cent. (2010: 3.4 per cent.) and Wheels 2.4 per cent. (2010: 1.9 per cent.).

Goodwill sensitivity analysis
The results of the Group’s impairment tests are dependent on estimates and judgements made by management, particularly in relation to the key assumptions described above. A sensitivity analysis as to likely and potential changes in key assumptions has therefore been performed.

The table below shows the assumptions used and the amount by which each assumption must change in isolation in order for the estimated recoverable amount to equal the carrying value. The directors do not consider this to be reasonably probable.

	Assumptions used	Change required	Assumptions used	Change required
	Undercarriage	Undercarriage	Wheels	Wheels
Pre-tax risk adjusted discount rate	14.7%	2.0% points	13.6%	7.8% points
Long-term growth rate	2.3%	3.8% points	2.4%	21.0% points

17. Investments

Investments in subsidiary undertakings

The investments in subsidiary undertakings are at cost. Subsidiary undertakings are as follows:

Company	Registered country	Principal business	Company's equity shareholding at 31 Dec 2011
Titan Steel Wheels Limited	England	Manufacture of steel wheels for off-road vehicles	100%
Titan Distribution (UK) Limited	England	Distribution of wheels and tires for off-road and agricultural vehicles	100%
Titan ITM Holding SpA	Italy	Italian Holding Company	100&
Titan Italia SpA	Italy	Manufacture of agricultural wheels, idlers and brakes for off-road vehicles	See below +
Italtractor ITM SpA	Italy	Distribution of complete undercarriage components and assemblies	See below +
Italtractor Operations SpA	Italy	Manufacture of undercarriage components and assemblies	See below +
Dosfly SA	Spain	Dormant	See below +
Titan Intertractor GmbH	Germany	Design, assembly and distribution of complete undercarriage frames, Distribution of undercarriage components. Manufacture of steel wheels for off-road and agricultural vehicles	See below +
Piezas Rodajes SA	Spain	Manufacture of cast components for undercarriage and ground engaging tools	See below +
Casting Product SA	Spain	Dormant	See below +
Italtractor ITM Track Ltd	China	Assembly and distribution of undercarriage components	See below +
Titan ITM (Tianjin) Co	China	Manufacture, assembly and distribution of undercarriage components	See below +
Titan ITM Japan Ltd	Japan	Representative office	See below +
Italtractor Landroni Ltda	Brazil	Manufacture and distribution of undercarriage components	See below +
Intertractor America Corp	USA	Manufacture, assembly and distribution of undercarriage components	See below +
Titan France SAS	France	Manufacture of steel wheels for off-road and agricultural vehicles	See below +
Titan Wheels Australia Pty Ltd	Australia	Manufacture and distribution of agricultural wheels and associated components, construction and mining wheels, Distribution and service of Undercarriage components	100%
Titan Wheels Indonesia PT	Indonesia	Assembly and distribution of steel wheels. Distribution of construction and mining wheels	See below*
Titan Wheels South Africa Pty	South Africa	Assembly and distribution of steel wheels. Distribution of construction and mining wheels	See below*
Aros Del Pacifico S.A.	Chile	Assembly and distribution of off-highway wheels for mining and construction vehicles	100%
Aros Del Pacifico S.A.C	Peru	Assembly and distribution of off-highway wheels for mining and construction vehicles	100%
Titan Jantsa Jant Sanayi Ticaret ve Sanayi	Turkey	Manufacture of agricultural wheels for off-road vehicles	See below*

+ 100% held via the Company’s holding in Titan ITM Holding SpA

* 100% held via the Company’s holding in Titan Wheels Australia Pty Ltd

Investments are summarised below:

	£2011 ’000	£2010 ’000
Share of net assets of associated undertaking including goodwill	12,197	12,681
Share of net assets of joint venture including goodwill	–	4,408
Other investments	40	40
End of the year	12,237	17,129

The directors consider that the values of the investment are supported by their underlying assets.	.
Share of profit of associate and joint venture

		2011		2010
Note	£	’000	£	’000
Share of profit of joint venture* 19		220		322
Share of profit of associate 18		1,580		1,134
Share of profit of associate and joint venture		1,800		1,456
Gain on previously held interest in joint venture		1,863		–
Total share of profit of associate and joint venture		3,663		1,456

* As explained in note 38 on 19 April 2011 the remaining 50 per cent. of Titan Jantsa was acquired, the share of profit of joint venture results reflects the period up to the date of acquisition.

18. Investment in associate

The investment in associate represents the 35.91 per cent. equity stake in Wheels India Limited, (held by the Parent Company, Titan Europe) a company incorporated in India and listed on the National Stock Exchange in India. The Group’s share of Wheels India Limited results and net assets is disclosed below:

	2011		2010
	£	’000	£	’000
Beginning of the year		12,681		11,293
Share of profit		1,580		1,134
Exchange differences		(1,762)		473
Other equity movements		(302)		(219)
End of the year		12,197		12,681

	Goodwil		Assets		Liabilities		Revenues		Profit		Interest held
	£	’000	£	’000	£	’000	£	’000	£	’000%
2010		2,811		47,710		(37,840)		80,779		1,134	35.91
2011		2,811		45,108		(35,721)		93,431		1,580	35.91

The Company’s principal activity is the manufacture of commercial vehicle wheels. Wheels India Limited has a reporting date of 31 March to comply with reporting requirements in India. Results are included for the 12 months up to and including 31 December 2011.

Included in the profit for the year is an exceptional income movement on the fair value of foreign exchange contracts used for cash flow hedging of £79,000 (2010: £738,000 expense movement).

19. Investment in joint venture

As explained in note 38, on 19 April 2011 the remaining 50 per cent. stake in Titan Jantsa was acquired, up until this date investments in joint ventures comprise a 50 per cent. equity stake in Titan Jantsa, Turkey, held by Titan Italia SpA. The Group’s share of Titan Jantsa results and net assets is disclosed below:

		£2011 ’000		£2010 ’000
Revenues		1,341		4,365
Operating costs and other income		(1,087)		(4,015)
Profit from operations		254		350
Net financing costs		21		64
Profit before income tax		274		414
Taxation		(55)		(92)
Profit after income tax		220		322
Non-current assets				1,922
Current assets				3,458
Total assets				5,380
Non-current liabilities				(358)
Current liabilities				(721)
Total liabilities				(1,079)
Goodwill				107
		2011		2010
	£	’000	£	’000
Beginning of the year		4,408		4,089
Share of profit		220		322
Transfer to investment in subsidiary		(4,483)		–
Exchange differences		(145)		(3)
End of the year				4,408

20. Trade and other receivables	Note		£2011 ’000		£2010 ’000
Trade receivables			78,163		73,692
Less: provision for impairment of trade receivables			(586)		(990)
Trade receivables – net			77,577		72,702
Prepayments			4,173		4,480
Other receivables			4,441		3,865
Short-term deposits			258		848
Receivables from related parties	37		–		15
			86,449		81,910
Less: non-current portion:
Trade receivables – net			132		149
Prepayments			36		38
Other receivables			599		188
			767		375
Current portion			85,682		81,535
Analysis of trade receivables past due but not impaired:
			2011		2010
		£	’000	£	’000
Up to 3 months			11,469		8,725
3 to 6 months			478		1,111
Over 6 months			250		487
			12,197		10,323
Credit quality of trade receivables is outlined in note 26.
Currency analysis
			2011		2010
		£	’000	£	’000
Sterling			5,801		4,768
Euro			55,151		55,374
US dollar			7,247		6,414
Australian dollar			5,596		5,123
Other			12,654		10,231
			86,449		81,910

Provision against trade receivables
	2011		2010
	£	’000	£	’000
At 1 January		990		1,209
Provision for receivables impairment		45		307
Receivables written-off during the year as uncollectable		(289)		(420)
Unused amounts reversed		(167)		(107)
Unwind of discount		10		29
Foreign exchange movement		(3)		(28)
At 31 December		586		990

Trade receivables include £3,204,000 (2010: £3,261,000) of invoices under a recourse invoice discounting agreement.

21. Held for sale assets
		2011		2010
	Note	£	’000	£	’000
At 1 January			2,341		2,469
Transfer out of held for sale assets during the year	15		–		(5)
Impairment during the year			(1,109)		–
Foreign exchange movement			(11)		(119)
Disposals			(11)		(4)
At 31 December			1,210		2,341

Held for sale assets represent the building and plant and machinery of the Varese plant which has been closed as part of the on-going restructuring of the Undercarriage division. The asset is recorded at fair value, and was sold on the 29 February 2012 for the fair value.

22. Inventories
	2011		2010
	£	’000	£	’000
Raw materials		37,963		28,419
Work in progress		16,575		13,579
Finished goods		56,999		54,732
		111,537		96,730

The amount of any write down reversal recognised in cost of sales in the year was £154,000 (2010: £1,160,000 credit).

23. Cash and cash equivalents

	2011		2010
	£	’000	£	’000
Cash at bank and on hand		40,262		30,488

Cash, cash equivalents and bank overdrafts include the following for the purposes of the cash flow statement:

		2011		2010
	Note	£	’000	£	’000
Cash and cash equivalents			40,262		30,488
Bank overdrafts	28		(18,269)		(20,880)
			21,993		9,608

24. Trade and other payables
		2011		2010
	Note	£	’000	£	’000
Trade payables			91,992		79,240
Payables to related parties	37		4,610		3,529
Accruals and deferred income			15,629		18,109
Social security and other taxes			5,201		5,359
Other payables			1,291		1,499
			118,723		107,736
Less: non-current portion:
Accruals and deferred income			2,213		2,238
Other payables			–		184
			2,213		2,422
Current portion			116,510		105,314

Payables to related parties are unsecured, have no fixed date of repayment, and do not incur interest.

25. Financial instruments by category

			Loans and receivables		Assets at fair value through the profit and loss		Derivatives used for hedging		Total
	Note	£	’000	£	’000	£	’000	£	’000
31 December 2011
Assets as per balance sheet
Trade and other receivables			82,278		–		–		82,278
Cash and cash equivalents	23		40,262		–		–		40,262
Total			122,540				–		122,540

	Liabilities at
	fair value	Derivatives	Other
	through profit	used for	financial
	and loss	hedging	liabilities	Total
	Note£’000	£ ’000	£ ’000	£	’000
31 December 2011
Liabilities as per balance sheet
Borrowings	28	–	164,924		164,924
Trade and other payables	–	–	108,755		108,755
Derivative financial instruments	–	5,077	–		5,077
Total	–	5,077	273,679		278,756
		Assets at fair value through	Derivatives
	Loans and	the profit	used for
	receivables	and loss	hedging	Total
	Note£’000	£ ’000	£ ’000	£	’000
31 December 2010
Assets as per balance sheet
Trade and other receivables	77,422	–	–		77,422
Cash and cash equivalents	2330,488	–	–		30,488
Total	107,910				107,910
	Liabilities at
	fair value	Derivatives	Other
	through profit	used for	financial
	and loss	hedging	liabilities	Total
	Note£’000	£ ’000	£ ’000	£	’000
31 December 2010
Liabilities as per balance sheet
Borrowings	28–	–	164,144		164,144
Trade and other payables	–	–	97,595		97,595
Derivative financial instruments	–	5,443	–		5,443
Total	–	5,443	261,739		267,182

The fair value is considered to approximate to the carrying value as disclosed above.

26. Credit quality of financial assets

A significant proportion of the trade receivables comprise receivables with the major international Original Equipment Manufacturers (OEMs), in some cases these receivables are also covered by credit insurance. Cash and cash equivalents are held with primarily major non-UK banks. The carrying amount of financial assets recorded in the financial statements, which is net of impairment losses, represents the Group’s maximum exposure to credit risk, however against this there is some coverage from credit insurance, but no other collateral or other credit enhancements are held.

27. Derivative financial instruments

Derivative financial instruments which are used for hedging at the year-end relate to interest rate swaps. For the purposes of IFRS 7 these are categorised as level 2 fair value measurement. Periodically the Group uses foreign exchange rate derivatives for hedging, there were none in place at the year end (2010: nil).

28. Borrowings	Note	£2011 ’000	£2010 ’000
Non-current
Bank borrowings		108,358	104,772
Hire purchase and finance lease obligations		1,305	1,902
		109,663	106,674
Current
Bank overdraft	23	18,269	20,880
Bank borrowings		36,033	33,290
Hire purchase and finance lease obligations		959	3,300
		55,261	57,470
Total borrowings		164,924	164,144

Bank borrowings mature until July 2026 and bear an average interest rate of 5.5 per cent. annually (2010:
5.5 per cent. annually). The maturity analysis of total borrowings is given below:
	2011		2010
	£	’000	£	’000
Within 1 year		55,261		57,470
Between 1 and 2 years		35,624		24,697
Between 2 and 5 years		72,305		81,546
Over 5 years		1,734		431
		164,924		164,144

Total borrowings include secured liabilities of £125,036,000 (2010: £124,815,000). The main facility is the Intesa Sanpaolo SpA and UniCredit SpA facility which is secured by a pledge on the shares of Italtractor ITM SpA, Italtractor Operations SpA, Titan Intertractor GmbH and Intertractor America Corp.

The gross notional amounts and fair value of the non-current borrowings are as follows:

	Gross notional amount				Fair value
	2011		2010		2011		2010
	£	’000	£	’000	£	’000	£	’000
Bank borrowings		111,021		108,934		108,358		104,772
Hire purchase and finance lease obligations		1,305		1,902		1,305		1,902
Total		112,326		110,836		109,663		106,674

Accordo Quadro loans account for the main difference between gross notional amount and fair value. The fair value adjustment on the Accordo Quadro balance is £2,663,000 (2010: £4,162,000). For the purposes of IFRS 7 these are categorised as level 2 fair value measurement.

The fair value of current borrowings equals the carrying amount, as the impact of discounting is not significant.

The exposure of the Group’s borrowings to interest rate changes and the contractual repricing dates at the balance sheet dates are as follows:

	£2011 ’000	£2010 ’000
Floating rate:
Expiring within one year	42,035	49,646
Expiring beyond one year	55,568	56,189
Fixed rate:
Expiring within one year	13,226	7,824
Expiring beyond one year	54,095	50,485
	164,924	164,144

To mitigate the variable interest rate risk 85 per cent. of the floating rate debt (2010: 89 per cent.) was covered by a floating-to-fixed interest rate swap.

Further detail on the Group borrowings is given in the table below:

	£2011 ’000	£2010 ’000	Interest	Expiry
Intesa Sanpaolo SpA/	82,809	94,215	Euribor 3 months+	Oct 2015
UniCredit SpA			3.5% margin#
Accordo Quadro *	23,037	21,547	Fixed at 0.0% and 2.0%	Dec 2013
Other bank loans	38,545	22,300	Variable between 0.0% and	Earliest
			11.0% Weighted average 3.8%	Jan 2012 latest
				Jul 2026
Total bank borrowings	144,391	138,062
Hire purchase	2,264	5,202	Variable between 2.7% and 9.6%	Earliest
			Weighted average 4.8%	March 2012 latest
				August 2017
Bank overdraft	18,269	20,880	Variable between 3.1% and 4.6% Weighted average 3.6%	Annual renewal
Total borrowings	164,924	164,144

* The Custodian bank for the Accordo Quadro loans is UniCredit Corporate Banking SpA.

# Interest coupon will also be adjusted giving a ratchet down as the business performance improves.

Finance lease obligations fall due as follows: £959,000 within one year (2010: £3,300,000), £1,275,000 in one to five years (2010: £1,874,000) and £30,000 in more than five years (2010: £28,000).

Finance lease obligations gross of finance lease charges fall due as follows: £1,320,000 within one year (2010: £3,814,000), £1,595,000 in one to five years (2010: £2,471,000) and £32,000 in more than five years (2010: £28,000).

The Group’s borrowings are denominated in the following currencies:
	2011		2010
	£	’000	£	’000
Bank borrowings and hire purchase
Sterling		5,016		5,016
Euro		120,885		121,832
US dollars		9,914		6,232
Australian dollars		1,440		2,191
Other		9,400		7,993
		146,655		143,264
Bank Overdraft
Sterling		7,606		11,523
Euro		10,612		9,296
US dollars		47		61
Australian dollars		4		–
Other		–		–
		18,269		20,880
Total
Sterling		12,622		16,539
Euro		131,497		131,128
US dollars		9,961		6,293
Australian dollars		1,444		2,191
Other		9,400		7,993

		164,924		164,144
29. Deferred income tax
		2011		2010
	£	’000	£	’000
Deferred tax assets:
– deferred tax assets to be recovered after more than 12 months		26,258		30,545
– deferred tax assets to be recovered within 12 months		5,376		6,847
		31,634		37,392
Deferred tax liabilities:
– deferred tax liabilities to be recovered after more than 12 months		(11,297)		(18,400)
– deferred tax liabilities to be recovered within 12 months		(1,230)		(783)
		(12,527)		(19,183)
Deferred tax assets (net)		19,107		18,209

Assets 2011 2010 £’000 £’000		Liabilities 2011 2010 £’000 £’000		Net 2011 2010 £’000 £’000
Property, plant and equipment 5,823	12,153	(9,509)	(15,104)	(3,686)	(2,951)
Intangible assets 5	5	–	(5)	5	–
Inventory 805	848	–	–	805	848
Interest-bearing loans and borrowings 1,704	1,820	(706)	(1,165)	998	655
Employee benefits 345	266	(317)	(296)	28	(30)
Deferred government grants 146	103	–	(30)	146	73
Provisions 1,910	1,755	(357)	(358)	1,553	1,397
Tax value of loss carry-forwards 17,922	17,763			17,922	17,763
Other 2,974	2,679	(1,638)	(2,225)	1,336	454
31,634	37,392	(12,527)	(19,183)	19,107	18,209

	At						At
	1 January	Recognised	Recognised			Exchange	31 December
	2011	in income	in equity	Acquisition		differences	2011
	£ ’000	£ ’000	£ ’000	£	’000	£ ’000	£ ’000
Property, plant and equipment	2,951	543	–		418	(226)	3,686
Intangible assets	–	(5)	–		–	–	(5)
Inventory	(848)	39	–		–	4	(805)
Interest-bearing loans and borrowings	(655)	(299)	(74)		–	30	(998)
Employee benefits	30	(116)	62		(6)	2	(28)
Deferred government grants	(73)	(77)	–		–	4	(146)
Provisions	(1,397)	(194)	–		–	38	(1,553)
Tax value of loss carry-forwards	(17,763)	(864)			–	705	(17,922)
Other	(454)	(588)	(225)		–	(69)	(1,336)
	(18,209)	(1,561)	(237)		412	488	(19,107)

	At				At
	1 January	Recognised	Recognised	Exchange	31 December
	2010	in income	in equity	differences	2010
	£ ’000	£ ’000	£ ’000	£ ’000	£ ’000
Property, plant and equipment	2,201	539	–	211	2,951
Intangible assets	(13)	12	–	1	–
Inventory	(805)	7	–	(50)	(848)
Interest-bearing loans and borrowings	(56)	(562)	(105)	68	(655)
Employee benefits	(9)	40	–	(1)	30
Deferred government grants	(108)	30	–	5	(73)
Provisions	(2,454)	1,037	–	20	(1,397)
Tax value of loss carry-forwards	(15,884)	(2,213)	–	334	(17,763)
Other	346	(971)	–	171	(454)
	(16,782)	(2,081)	(105)	759	(18,209)

Deferred income tax assets are recognised for tax loss carry-forwards to the extent that the realisation of the related tax benefit through future taxable profits is probable.

Deferred taxation assets and liabilities that are unrecognised/unprovided comprise:

	Assets			Liabilities			Net
	2011	2010		2011	2010		2011	2010
	£ ’000	£	’000	£ ’000	£	’000	£ ’000	£	’000
Deductible temporary differences	78		55	–		–	78		55
Unrelieved tax losses	3,057		6,244	–		–	3,057		6,244
	3,135		6,299	–		–	3,135		6,299

No asset has been recognised in respect of £3,057,000 (2010: £6,244,000) due to the prudent view that the Group takes on tax loss recognition. Unrecognised tax losses of £313,000 expire between 2012 and 2016 (2010: £2.7m between 2011 and 2015). Other losses may be carried forward indefinitely.

30. Employee benefits

The Group has established a number of pension schemes around the world covering many of its employees.

Defined contribution schemes
The Group operates a number of defined contribution pension schemes. The assets of the schemes are held separately from the Group in independently administered funds. Contributions by the Group during the year were £3,359,000 (2010: £3,249,000). Outstanding contributions at the end of the year amounted to £27,000 (2010: £19,000) and are included in accruals.

Defined benefit schemes
The pension scheme in France and the pension scheme acquired in Germany are of the defined benefit type. The pension cost amounting to £52,000 (2010: £60,000) has been charged to the income statement. A liability of £1,574,000 (2010: £1,931,000) is included within employee benefits and this represents the accumulated pension costs relating to the unfunded French scheme, and funded and unfunded German schemes.

The most recent actuarial valuation of the French scheme was at 31 December 2011. The valuation of the scheme used the projected unit method using the gender specific l’INSEE 2004-2006 mortality tables, and was carried out by Associé Gérant – Actuaire Conseil, independent and professionally qualified actuaries. The principal assumptions for the plan made by the actuaries were:

	2011	2010
	%	%
Main actuarial assumptions
Rate of increase in salaries	3.0	3.0
Discount rate	4.5	4.5

The most recent actuarial valuation of the German scheme was at 31 December 2011. The valuation of the scheme used the projected unit method, the Richttafeln 2005 G mortality tables, and was carried out by Aon Jauch & Hübener Consulting GmbH, independent and professionally qualified actuaries. The principal assumptions for the plan made by the actuaries were:

	2011%	2010%
Main actuarial assumptions
Rate of increase in salaries	2.50	2.50
Rate of increase of pensions in payment	1.75	1.75
Discount rate	4.30	4.70
Expected return on plan assets	4.50	4.50

Other post retirement benefits scheme
The Trattamento di fine Rapporto (“TFR”) scheme in Italy relates to an accrued benefit that is paid when an employee leaves the Company. The pension cost amounting to £nil (2010: £nil) has been charged to the income statement. A liability of £8,250,000 (2010: £8,958,000) is included within employee benefits and this represents the accumulated pension costs relating to the unfunded Italian scheme.

The most recent actuarial valuation of the Italian scheme was at 31 December 2011. The valuation used the projected unit method, the RG48 mortality tables, and was carried out by Managers & Partners SpA., independent and professionally qualified actuaries. The principal assumptions for the plan made by the actuaries were:

	2011%	2010%
Main actuarial assumptions
Rate of increase in salaries	n/a	n/a
Rate of increase of pensions in payment	3.0	3.0
Discount rate	4.3	4.0
Inflation	2.0	2.0

Other long-term employee benefits scheme
The pension scheme in Australia relates to a long service leave provision. The pension cost amounting to £58,000 (2010: £51,000) has been charged to the income statement. A liability of £404,000 (2010: £339,000) is included within employee benefits and this represents the accumulated pension costs relating to the unfunded Australian scheme.

The valuation was carried out by AON Consulting Pty Ltd, independent and professionally qualified actuaries. The most recent valuation of the Australian Scheme was at 31 December 2011.The principal assumptions for the plan made by the actuaries were:

	2011%		2010%
Main actuarial assumptions
Rate of increase in salaries		4.9		4.0
Discount rate		5.6		6.9
Total employee benefits
		2011		2010
	£	’000	£	’000
Balance sheet
Present value of funded obligation		2,081		2,321
Fair value of plan assets		(1,129)		(1,114)
		952		1,207
Present value of unfunded obligations		9,296		10,021
Liability in the balance sheet		10,248		11,228
		2011		2010
	£	’000	£	’000
Movement in the employee benefit obligation
Opening balance		12,342		14,509
Exchange differences		(187)		(646)
Acquired with subsidiary		18		–
Current service cost		110		111
Interest on obligation		532		557
Actuarial (gains)/losses		(216)		(42)
Benefits paid		(1,222)		(2,147)
Closing balance		11,377		12,342

		£2011 ’000		£2010 ’000
Movement in the fair value of plan assets
Opening balance		(1,114)		(1,131)
Exchange differences		24		55
Expected return on plan assets		(50)		(57)
Actuarial loss		11		19
Closing balance		(1,129)		(1,114)
		2011		2010
	£	’000	£	’000
Income statement
Current service cost		110		111
Included within profit from operations		110		111
Interest on obligation		532		557
Expected return on plan assets		(50)		(57)
Included within finance charges		482		500
Total		592		611
Analysis of amount recognised in consolidated statement of comprehensive	income
		2011		2010
	£	’000	£	’000
Experience gains and losses arising on the scheme liabilities		(193)		36
Changes in the assumptions underlying the present value of the scheme liabilities		398		(13)
Actuarial gain recognised in consolidated statement of comprehensive income		205		23

The cumulative amount of actuarial gains recognised in the other comprehensive income since the date of transition to IFRS in 2011: £248,000 (2010: £43,000).

History of experience gains and losses

	2011		2010		2009		2008		2007
	£	’000	£	’000	£	’000	£	’000	£	’000
Experience gains and losses arising on the scheme liabilities:
Amount		193		(36)		(47)		(30)		25
Percentage of the present value of the scheme liabilities		1.7%		(0.3%)		(0.3%)		(0.2%)		0.2%
Present value of scheme liabilities		(11,377)		(12,342)		(14,509)		(17,116)		(14,784)
Fair value of scheme assets		1,129		1,114		1,131		1,182		863
Employee benefit liability		(10,248)		(11,228)		(13,378)		(15,934)		(13,921)

The actual gain on plan assets was £40,000 (2010: £38,000).

The estimated amount of contributions expected to be paid to the scheme during the current financial year is £nil (2010: £nil).

31. Provisions	Warranty Redundancy				Other		Total
	£	’000	£	’000	£	’000	£	’000
At 1 January 2011		1,742				805		2,547
Charged/(credited) to the income statement:
– Additional provisions		2,363		2,356		61		4,780
– Unused amounts reversed		(118)		–		–		(118)
Used during the year		(2,416)		–		(97)		(2,513)
Exchange differences		(26)		(81)		(25)		(132)
At 31 December 2011		1,545		2,275		744		4,564

Other provisions mainly relate to potential other tax liabilities for which the outcome is uncertain. It is expected that this provision will be utilised in the next two to five years. The warranty provision represents management’s best estimate of the Group’s liabilities under warranties granted on undercarriage products. The timing of the utilisation of this provision is uncertain but it is expected to be used within the next two years. The redundancy provision relates to the Cassa Intergrazione Guadagni (CIG) process in Italy in relation to phase out of the idler manufacturing business which is expected to be utilised in the next two to five years.

	Warranty £ '000	Redundancy £ '000	Other £ '000	Total £ '000
Within 1 year	1,492	395	182	2,069
Between 1 and 2 years	53	644	74	771
Between 2 and 5 years	–	1,236	488	1,724
Over 5 years	–	–	–	–
At 31 December 2011	1,545	2,275	744	4,564

32. Share capital

Allotted, called up and fully paid:

	Number of 40 pence shares (thousands)	Ordinary shares £ '000
At 1 January 2010 and 1 January 2011	82,981	33.192
Issued in the year	4,322	1,729
At 31 December 2011	87,303	34,921

33. Share-based payments

Share options have been granted under the Unapproved Share Option Scheme (‘USOS’) 2004. Under this scheme, the Company can grant options over shares to employees in the Group. Options were granted with a fixed exercise price equal to the market price of the shares under option at the day before the grant date. The contractual life of an option is 10 years. Awards under the USOS are generally reserved for employees at senior management level and above. Options granted to directors in 2009 and senior management in 2010 under the USOS are exercisable on or after the third anniversary of the date of grant. Options granted to directors in 2010 are exercisable from the date of the grant. Exercise of an option is subject to continued employment. The share options granted in 2009 can only be exercised once the Group achieves a leverage ratio of 3.5:1 or less. Options were valued using the Black-Scholes option-pricing model. The fair value per option granted and the assumptions used in the calculation are as follows:

	Grant 2009	Grant 2010	Grant 2010
Grant date	01/06/09	08/09/10	08/09/10
Share price at grant date	0.34	0.63	0.63
Exercise price	0.40	0.63	0.63
Number of employees	10	3	6
Shares under option	3,890,000	832,500	720,000
Vesting period (years)	3	–	3
Expected volatility	105.7%	107.1%	107.1%
Option life (years)	10	10	10
Expected life (years)	6.5	5.0	6.5
Risk free rate	2.64%	1.71%	1.71%
Expected dividends expressed as a dividend yield	2.18%	2.20%	2.40%
Fair value per option	£0.23	£0.43	£0.44

The expected volatility is based on historical volatility since 1 January 2006. The expected life is the average expected period to exercise. The risk free rate of return is the yield on zero-coupon UK Government bonds of a term consistent with the assumed option life.

2011 Weighted average exercise Numberprice	2010 Weighted average exercise Number price
Outstanding at 1 January 5,442,500£0.47	3,890,000	£0.40
Cancelled ––	–	–
Exercised (173,333)£0.40
Granted ––	1,552,500	£0.63
Outstanding at 31 December 5,269,167£0.47	5,442,500	£0.47
Exercisable at 31 December 832,500£0.63	832,500	£0.63

The weighted average fair value of options granted in the year was £nil (2010:	£0.44	).
The total charge for the year relating to employee share-based payments was £122,000 (2010:			£577,000	).

Share options outstanding at the year end have an exercise price range of £0.40 to £0.63 (2010: £0.40 to £0.63) and a weighted average contractual life of 7.8 years (2010: 8.8 years).

The weighted average share price at the date of exercise of share options was £1.00.

34. Capital commitments

Capital commitments of the Group, which were contracted for, but not provided for, as at 31 December 2011 were £4,127,000 (2010: £2,605,000). Capital commitment relates to capital expenditure on property, plant and equipment.

35. Operating lease commitments

The future aggregate value of minimum lease payments under non-cancellable operating leases are given below:

	£2011 ’000	£2010 ’000
Expiring within:
One year	3,364	2,636
Two to five years	8,702	3,067
More than five years	1,568	229
	13,634	5,932

Operating leases represent principally property, plant and machinery and motor vehicles.

36. Contingent liabilities

The nature of work of the Group means that from time to time, the Group is subject to claims by employees for work related injuries. The Group always defends these claims and provision for any liability is only made when it is probable that the Group will be required to make payment. The provision in 2011 of £148,000 (2010: £266,000) relates to Brazilian employee labour claims.

37. Related party transactions

During the year the Group companies entered into the following transactions with related parties:

			£2011 ’000		£2010 ’000
Sales of goods:
– Titan International Inc. related companies			32		–
– Associate			–		–
– Joint venture			95		137
			127		137
Purchases of goods:
– Titan International Inc. related companies			(9,734)		(6,628)
– Associate			(534)		(612)
– Joint venture			(1,195)		(3,319)
			(11,463)		(10,559)
Year end balances arising from sales/purchases of goods
			2011		2010
	Note	£	’000	£	’000
Receivables from related parties:
– Titan International Inc. related companies			–		–
– Associate			–		–
– Joint venture			–		15
	20				15
Payables to related parties:
– Titan International Inc. related companies			(4,277)		(2,270)
– Associate			(333)		(112)
– Joint venture					(1,147)
	24		(4,610)		(3,529)

Remuneration of key management personnel

Key management personnel includes executive directors whose remuneration is detailed in note 13, Company managing directors and key operational directors.

		2011	2010
	Note	£ '000	£ '000
Short-term employee benefits		4,529	3,554
Post employment benefits		821	806
Share-based payments	33	122	577
		5,472	4,937

38. Acquisition of subsidiary

On 19 April 2011, Titan Italia SpA, a wholly owned subsidiary of Titan Europe acquired the remaining 50 per cent. interest in its joint venture business, Titan Jantsa Jant Sanayi Ticaret ve Sanayi A.S¸. (“Titan Jantsa”) from JANTSA-Jant Sanayı ve Tıcaret A.S. (“JANTSA”). The cash consideration paid for the shareholding was €8,500,000 (£7,516,000).

The goodwill of £3,031,000 arising from acquisition is attributable to the expected synergies available from combining the operations of Titan Jantsa and the Group.

None of the goodwill recognised is expected to be deductible for income tax purposes. The following table summarises the consideration paid, and the amounts of the assets acquired and liabilities assumed recognised at the acquisition date.

	Book Value £’000	Adjustment £’000	Fair Value £’000
Cost of Investment
Cash			7,516
Fair value of previously owned investment			6,238
Fair value of total consideration			13,754
Fair value of assets and liabilities acquired
Property, plant and equipment	3,558	868	4,426
Intangible assets – non-compete agreement	–	1,224	1,224
Cash at bank	2,876	–	2,876
Current assets – inventory	1,157	125	1,282
Current assets – trade and other receivables	3,647	–	3,647
Non-current liabilities – bank borrowings	(619)	–	(619)
Non-current liabilities – employee benefit	(118)	100	(18)
Current liabilities – bank borrowings	(275)	–	(275)
Current liabilities – trade and other payables	(1,408)	–	(1,408)
Deferred tax	6	(418)	(412)
Fair value of net assets acquired	8,824	1,899	10,723
Goodwill			3,031
			13,754
Net cash outflow in respect of acquisition
Cash consideration extended			(7,516)
Cash at bank acquired			2,876
			(4,640)

The fair value of trade and other receivables is £3,647,000 and includes trade receivables of £1,481,000 which represents the gross contractual amount, and is expected to be fully collectible.

The Group recognised a gain of £1,938,000 as a result of measuring at fair value its 50 per cent. equity interest in Titan Jantsa held before the business combination. The book value at the date of acquisition was £4,483,000. The gain is included in share of associate and joint venture, net of acquisition related costs of £75,000.

The external revenue recognised since acquisition is £4,477,000, and profit before tax of £1,357,000. This is after unwinding of fair value adjustments of £153,000. Since acquisition a net cash inflow of £913,900 has been generated.

If the acquisition had taken place on 1 January 2011, the consolidated external revenue would have been £493,837,000 and profit before tax of £22,076,000.

Intangible assets will be amortised over 5 years.

On 2 December 2011 Titan Europe’s recently formed wholly owned subsidiary, Titan Wheels South Africa (Pty) Ltd (“TWSA”) acquired the South African businesses of Conron Wheels & Allied CC and Conron Earthmover Wheels (Pty) Ltd (the “business”) for a cash consideration of £0.8m.

Under the acquisition agreement, TWSA acquired the business, certain assets and inventories. As at
2 December 2011, the assets acquired had a net book value of £0.8m.	Fair Value
	£	’000
Cost of Investment
Cash		124
Deferred consideration		724
Fair value of total consideration		848
Fair value of assets and liabilities acquired
Property, plant and equipment		219
Current assets – inventory		724
Current liabilities		(95)
Fair value of net assets acquired		848
Net cash outflow in respect of acquisition
Cash consideration extended		(124)
		(124)

The directors consider the book value and the fair value of the assets to be the same. The deferred consideration has been paid in January 2012.

39. Post balance sheet event
On 23 March 2012 a new investment programme in Turkey was announced which will extend our presence and low cost production capability for wheel manufacturing. The investment by Titan Europe will include a new purpose built facility, on 20 March the Company invested £0.8m in land to be used for this new facility